Exhibit 1.1

XUHANG HOLDINGS LIMITED

FORM OF UNDERWRITING AGREEMENT

[•], 2024

Craft Capital Management LLC

377 Oak Street, Lower Concourse

Garden City, NY 11530

And

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90067

As Representatives of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, XUHANG HOLDINGS LIMITED, a Cayman Islands exempted company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement (this “Agreement”) with several underwriters (such underwriters, including the Representatives (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule A hereto for which Craft Capital Management LLC and WestPark Capital, Inc. are acting as the representatives (in such capacity, the “Representatives”) to issue and sell an aggregate of [•] ordinary shares (“Firm Shares”), par value $0.002 per share (“Ordinary Shares”) of the Company. The Company has also granted to the Representatives an option to purchase up to [•] additional Ordinary Shares, on the terms and for the purposes set forth in Section 2(c) hereof (the “Additional Shares”). The Firm Shares and any Additional Shares purchased pursuant to this Agreement are herein collectively referred to as the “Offered Securities.” The offering and sale of the Offered Securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in this offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-271029), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offered Securities included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the Registration Statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means [•] p.m., Eastern Time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [•], 2024. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the placement of the offering of the Offered Securities, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and (ii) the sub-sections titled “Electronic Offer, Sale, and Distribution,” “Price Stabilization, Short Positions and Penalty Bids,” “Passive Market Making,” “Other Relationships,” “Notice to Prospective Investors in Cayman Islands,” “Notice to Prospective Investors in the British Virgin Islands,” “Notice to Prospective Investors in Singapore,” “Notice to Prospective Investors in Hong Kong,” “Notice to Prospective Investors in Canada,” “Notice to Prospective Investors in the PRC,” and “Notice to Prospective Investors in Taiwan” in each case under the caption “Underwriting” in the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed or authorized the distribution of, and will not distribute, prior to the completion of the Underwriters’ purchase of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) Due Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company, and constitutes valid and binding obligations of the Company enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Offered Securities. The Offered Securities to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company in accordance with the terms of this Agreement against payment of the consideration set forth in this Agreement, will be duly and validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens (as defined in Section 1(r)) imposed by the Company.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement and included in the Offering.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, as a whole (any such change, a “Material Adverse Change” and any resulting effect, a “Material Adverse Effect”); (ii) neither the Company nor its Subsidiaries has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its shares.

(m) Independent Accountant. WWC, P.C. (the “Accountant”), which has expressed its opinions with respect to the audited consolidated financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its Subsidiaries filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical consolidated financial statements of the Company and its Subsidiaries filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o) Incorporation and Good Standing. The Company has been duly incorporated and is validly existing and in good standing as an exempted company with limited liability under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing Date, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(p) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Ordinary Shares conform, and, when issued and delivered as provided in this Agreement, the Offered Securities will conform, in all material respects to the descriptions thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Ordinary Shares prior to the transactions contemplated by this Agreement have been duly authorized and validly issued, are fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s share option and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval from the Nasdaq Stock Market LLC (“Nasdaq”) or authorization of any shareholder, the board of directors of the Company (the “Board”) or others is required for the issuance and sale of the Offered Securities. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its memorandum and articles of association in force on the date of this Agreement, or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum and articles of association of the Company, as amended and restated, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Offered Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(r) Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule E hereto. Each of the Subsidiaries has been duly formed, is validly existing under the laws of the British Virgin Islands, the People’s Republic of China (the “PRC”) or Hong Kong, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation or formation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package, the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries, taken as a whole. All of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association, memorandum of association or charter documents and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company or any of its Subsidiaries, or (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. The Company and each of its Subsidiaries owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) neither the Company or any of its Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) neither the Company or any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) neither the Company or any of its Subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has the Company or any of its Subsidiaries entered into nor is the Company or any of its Subsidiaries a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and has made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or assets or the conduct of their respective business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where lack of the licenses would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses and, to the knowledge of the Company, the Company has no reason to believe that such licenses will not be renewed in the ordinary course of their respective business that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect. Such licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Disclosure Package or the Prospectus.

(v) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company and its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or any Subsidiary.

(w) Tax Law Compliance. (i) The Company and its Subsidiaries have each filed all federal, state, local and foreign income tax returns required to be filed as of the date of this Agreement or have timely and properly filed requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them in all material respects; (ii) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries that has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect; (iii) The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined; and (iv) All Hong Kong governmental tax credit, exemptions, waivers, financial subsidies, and Hong Kong tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of Hong Kong.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Offered Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) FINRA Affiliation. No officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any Participating Member (as defined under FINRA rules). The Company will advise the Representatives and Sullivan & Worcester LLP if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Ordinary Shares is or becomes an affiliate or registered person of a Participating Member.

(z) No Price Stabilization or Manipulation. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representatives) has taken and will take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(aa) Related Party Transactions. There are no business relationships or related-party transactions, directly or indirectly, involving the Company or its Subsidiaries with any related person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus and the Pricing Prospectus.

(bb) Disclosure Controls and Procedures. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc) Company’s Accounting System. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Money Laundering Law Compliance. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to any Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) OFAC.

(i) Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, or affiliate of the Company or any Subsidiary, of any other person authorized to act on behalf of the Company, is an individual or entity of any kind (“Person”) that is, or is owned or controlled by a Person that is:

(A)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)

located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Russian Federation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or affiliated entity, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ff) Compliance with Anti-Corruption Laws. None of the Company, or any Subsidiary or any of their respective directors, officers, or employees, or, to the knowledge of the Company, any affiliate, agent or representatives of the Company or any Subsidiary, or other person acting on behalf of the Company and the Subsidiaries: (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of, as applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act (2010), the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC and any other applicable anti-bribery or anti-corruption laws, rules or regulations; (ii) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly to any foreign or domestic (a) government official, (b) government employee or employee of government-owned or controlled entity or of a public international organization, (c) any person acting in an official capacity for or on behalf of any of the foregoing, or (d) political party or official of any political party or any candidate for any political office, in each case in order to influence official action or secure an improper advantage; (iv) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, any bribe, rebate, pay-off, influence payment, kick-back or other unlawful or improper payment or benefit; or (v) will use, directly or indirectly, the proceeds of the offering of the Offered Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. The Company and the Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with all applicable anti-corruption and anti-bribery laws. The Company and the Subsidiaries have instituted and will continue to maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representations and warranties contained herein.

(gg) Internal Control and Compliance with Sarbanes-Oxley Act of 2002. The Company and its Subsidiaries have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, they will be in full compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act and all applicable rules of the listing exchanges. The Company and its Subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with all applicable laws and regulations including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission, and the rules of the listing exchanges.

(hh) Exchange Act Filing. A registration statement on Form 8-A (the “Form 8-A Registration Statement”) in respect of the Ordinary Shares has been filed with the Commission pursuant to Section 12(b) of the Exchange Act, which Form 8-A Registration Statement complies in all material respects with the requirements of the Exchange Act. The Form 8-A Registration Statement is effective and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(kk) Valid Title. Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by such entity; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms; and none of the Company or any of its Subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the Prospectus or the Disclosure Package.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands to any PRC, Hong Kong, British Virgin Islands or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the Offered Securities, and the delivery of the Offered Securities to or for the account of the Underwriters; provided that, in respect of the Cayman Islands, the documents in connection therewith remain outside of the Cayman Islands.

(mm) Compliance with PRC Oversea Investment and Listing Rules and Regulations. Except as otherwise disclosed in Disclosure Package and the Prospectus, the Company and its Subsidiaries have taken reasonable steps to cause the Company’s shareholders, directors and officers that is, or directly or indirectly controlled by, a PRC resident or citizen, to comply with any applicable rules and regulations of relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) , and the State Administration of Foreign Exchange (“SAFE”) relating to such persons’ shareholding with the Company (collectively, the “PRC Oversea Investment and Listing Rules and Regulations”), including, without limitation, taking reasonable steps to require each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration, to timely report material changes, and other procedures required under any applicable PRC Oversea Investment and Listing Rules and Regulations.

(nn) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended in 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

(i) Except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, the issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on Nasdaq, and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof, at the Closing Date or each Option Closing Date, materially affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules as amended as of the date hereof (collectively, the “M&A Rules and Related Clarifications”).

(ii) Except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on Nasdaq, or the consummation of the transactions contemplated by this Agreement.

(oo) Securities Offering and Listing Rules. For the purposes of this Agreement, “CAC” means the Cyberspace Administration of China; “CSRC Archive Rules” means the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) issued by the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection of the PRC, and National Archives Administration of the PRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filings” means any letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC; “CSRC Rules” means the CSRC Filing Rules and the CSRC Archive Rules; “Revised Cybersecurity Review Measures” means the Cybersecurity Review Measures, effective from February 15, 2022, promulgated by the CAC, together with certain other PRC governmental authorities (《网络安全审查办法》).

(i) Except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, the Company has complied with all requirements and timely submitted all requisite filings in connection with the offering of the Ordinary Shares with the CSRC pursuant to the CSRC Rules and all applicable laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. Each of the CSRC Filings made by the Company or by directors and officers of the Company on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules;

(ii) Each of the CSRC Filings as of the time when it was made was complete, true and accurate and not misleading in any respect, and did not omit any information which would make the statements made therein, misleading in any respect;

(iii) The Company represents and warrants to the Underwriters that the Offering or the listing of the Company’s Ordinary Shares on Nasdaq has fully complied with the requirements of the CSRC Rules.

(pp) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Representatives is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Representatives shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(qq) Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(rr) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of the Offered Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(ss) EGC Status and Testing the Waters Communications. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Test the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (“Emerging Growth Company”). “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(tt) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(uu) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representatives’ request.

(vv) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Offered Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ww) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(xx) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Offered Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

(yy) No Accounting Issues. The Company has not received any notice, oral or written, from its Board or Audit Committee stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board or Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(zz) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package, the Prospectus, or shall be contained in any amendments and supplements thereof, has been made or reaffirmed, or will be made, without a reasonable basis, or has been disclosed or will be disclosed other than in good faith.

(aaa) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, directors and officers insurance coverage; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bbb) No Finder’s Fee. There are no contracts, agreements, or understandings between the Company or its Subsidiaries and any other person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering, or any other arrangements, agreements, understandings, payments, or issuance with respect to the Company, or its Subsidiaries, or any of their respective officers, directors, shareholders, partners, employees or related parties that may affect the Underwriters’ compensation as determined by FINRA.

(ccc) Operating and Other Data. All operating and other data furnished by and related to the Company pertaining to the Disclosure Package and the Prospectus are true and accurate in all materials respects.

(ddd) Third-party Data. Any statistical, industry-related and market-related data included in the Disclosure Package and the Prospectus is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which it is derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(eee) Compliance with Environmental Laws. The Company and its Subsidiaries are (a) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(fff) Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of its Subsidiaries is (a) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information collection and user privacy protection) or (b) in breach or violation of its respective constitutive documents, or (c) in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, except in the cases of (a) and (c) above, where any such breach, violation or default would not have a Material Adverse Effect.

(ggg) No Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, shares to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(hhh) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(iii) PFIC Status. Based on the past and projected composition of its income and assets, and the valuation of its assets, including goodwill, the Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year or in the foreseeable future.

(jjj) Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, under the laws and regulations of the Cayman Islands and the PRC, (i) subject to solvency, none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into United States dollars, that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such entity, except as, in each case, disclosed in the Registration Statement, the Disclosure Package, and the Prospectus.

(kkk) Critical Accounting Policies. The statements set forth under the heading “Critical Accounting Estimates” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Disclosure Package and the Prospectus, accurately and fully describes in all material respects of: (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Board and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Disclosure Package and the Prospectus, accurately and fully describes: (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and the Subsidiaries on a consolidated basis. There are no outstanding guarantees or other contingent obligations of the Company or the Subsidiaries that could reasonably be expected to have a Material Adverse Effect. All governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment obtained by the Company or the Subsidiaries are valid, binding and enforceable.

(lll) IT Systems and Data. The Company and its Subsidiaries own or have full right to access and use all computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology, websites and functions used in connection with the business of the Company and the Subsidiaries (collectively, “IT Systems and Data”). The IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as a whole as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. There has been no material security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s or its Subsidiaries’ IT Systems and Data. Neither the Company nor its Subsidiaries have been notified of, and have no knowledge of, any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(mmm) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, or as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect: (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(nnn) The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Firm Shares and Additional Shares.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of [•] Firm Shares at a purchase price (net of discounts) of $[•]1 per Firm Share. The Underwriters agree to purchase from the Company the Firm Shares, provided that the purchase price shall not at any time fall below the nominal value of each Firm Share.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the second (2nd) Business Day following the Applicable Time, or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of the Representatives’ counsel or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least one Business Day prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm Shares for delivery at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares. A “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(c) Additional Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional [•]2 Additional Shares, in each case solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is, at the Representatives’ sole discretion, for Additional Shares.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 2(c) hereof may be exercised by the Underwriters in whole or part from time to time on or within 60 days following the date hereof. The purchase price to be paid per Additional Share shall be equal to the price per Firm Share in Section 2(a). The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriters, which shall be confirmed in writing via overnight mail or facsimile or other electronic transmission, setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of the Underwriters’ counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional Shares.

[1]	92%
[2]	15% of the Firm Shares

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional Shares (or through the facilities of DTC) for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least one full Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

(f) Underwriting Discount. In consideration of the services to be provided for hereunder, the Underwriters shall receive an eight percent (8.0%) underwriting discount.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of Representatives’ counsel, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities for no less than three (3) years after the Closing Date.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the offering of the Offered Securities, will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of Nasdaq.

(j) Exchange Listing. The Ordinary Shares have been duly authorized for listing on Nasdaq, subject to official notice of issuance. The Company is in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Board who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating and corporate governance committee of the Board, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Board has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on Nasdaq. The Company shall use its best efforts to maintain the listing on Nasdaq for three (3) years after the date of this Agreement.

(k) Future Reports to the Underwriters. For one (1) year after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to Craft Capital Management LLC at 377 Oak Street, Lower Concourse, Garden City, NY 11530, Attention: Stephen Kiront, Chief Operating Officer, and WestPark Capital, Inc. at 1800 Century Park East, Suite 220, Los Angeles, CA 90067, Attention: Investment Banking, (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, quarterly financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its shares.

(l) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(m) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(n) Company Lock-up.

(i) The Company will not, without the prior written consent of the Representatives, for a period of six (6) months from the Effective Date (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i), or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement, or (iii) repurchase any Ordinary Shares. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(ii) The restrictions contained in Section 3(n)(i) hereof shall not apply to: (A) the issuance of the Offered Securities, (B) any Ordinary Shares issued pursuant to the conversion or exchange of convertible or exchangeable securities or under Company share plans or warrants issued by the Company, in each case, described as outstanding in the Registration Statement, the Disclosure Package or the Prospectus, (C) any options and other awards granted under a Company share plan or Ordinary Shares issued pursuant to an employee share purchase plan, in each case, as described in the Registration Statement, the Disclosure Package or the Prospectus, and (D) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of Ordinary Shares issued pursuant to clause (C) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Offered Securities pursuant hereto and (y) the recipient of any such Ordinary Shares or other securities issued or granted pursuant to clause (C) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit A hereto.

(o) [Reserved].

(p) [Reserved].

(q) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or regulatory agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, and issuance and sale of the Offered Securities, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the Offering, issuance and sale of the Offered Securities under the laws and regulations of such jurisdiction except such as have been obtained or made.

SECTION 4. Payment of Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation, all of the reasonable and documented out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) incurred by the Representatives in an aggregate amount not to exceed $240,000, provided that any expense over $500 shall require prior written or email approval of the Company. The Company further agrees that, on the Closing Date and on each Option Closing Date, if any, it shall pay to the Representatives, by deduction from the gross proceeds of the offering of the Firm Shares and the Additional Shares, if any, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of such Firm Shares and Additional Shares, if any. In the event that the offering of Offered Securities is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 8 hereof.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representatives shall have received from the Accountant, a letter dated the date hereof addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Representatives, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, in the reasonable judgment of the Representatives there shall not have occurred any Material Adverse Change.

(d) CFO Certificate. On the date of this Agreement, on the Closing Date or on each Option Closing Date, as the case may be, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(e) Officers’ Certificate. On the Closing Date and on each Option Closing Date, if any, the Representatives shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Ordinary Shares of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Ordinary Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(f) Secretary’s Certificate. On the Closing Date and on each Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary of the Company, dated such Closing Date, certifying: (i) that the Company’s memorandum and articles of association in force on the Closing Date and attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries’ articles of association, memorandum of association or other charter documents, as applicable, provided to the Representatives, is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Board relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries (except in such jurisdictions where the concept of good standing is not applicable). The documents referred to in such certificate (except for the articles of association, memorandum of association, or other charter document as applicable, of the Subsidiaries) shall be attached to such certificate.

(g) Bring-down Comfort Letter. On the Closing Date and on each Option Closing Date, if any, the Representatives shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) Business Days prior to the Closing Date or such Option Closing Date, as applicable.

(h) Lock-Up Agreement from Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement substantially in the form of Exhibit A hereto from each of the Company’s officers and directors, and all existing holders of the Ordinary Shares or securities convertible into or exercisable for Ordinary Shares listed on Schedule D hereto.

(i) Exchange Listing. The Offered Securities to be delivered on the Closing Date and the Option Closing Date, if any, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(j) Company Counsel Opinions. On the Closing Date and/or the Option Closing Date, the Representatives shall have received

(i) the favorable opinion of Hunter Taubman Fischer & Li LLC, U.S. counsel to the Company, including, without limitation, a negative assurance letter, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives;

(ii) the favorable opinion of Ince & Co, Hong Kong counsel to the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives;

(iii) the favorable opinion of AllBright Law Offices Hangzhou Office, PRC counsel to the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives; and

(iv) the favorable opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(k) Additional Documents. On or before the Closing Date and each Option Closing Date, if any, the Representatives and counsel for the Representatives shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by written notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as applicable, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representatives) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 7. Indemnification.

(a) Indemnification by the Company. The Company shall, to the fullest extent permitted by applicable laws, indemnify and hold harmless the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriters Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Securities purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act by the Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal, PRC or Cayman Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, PRC or international financial markets, or any substantial change or development involving a prospective substantial change in United States’, PRC’s or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities, (iv) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ opinion, make it inadvisable to proceed with the delivery of the Offered Securities, (v) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (vi) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Offered Securities. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $240,000 in the aggregate, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 9. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Offered Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Offered Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Offered Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10. Representations and Indemnities to Survive Delivery; Third-Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

SECTION 11. Taxes.

(a) If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or Representatives (each a “Taxable Entity”) or taken into account as a receipt in computing the taxable income of that Taxable Entity (excluding net income taxes on underwriting commissions payable hereunder), the Company shall pay such additional amount as will ensure that the Taxable Entities shall be left with the sum it would have had in the absence of such tax.

(b) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Taxable Entity of the full amount that would have been received had no deduction or withholding been made.

(c) All sums payable to a Taxable Entity shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to a Taxable Entity, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(d) Without prejudice to the generality of the foregoing, if a Taxable Entity is required by any Hong Kong government authority to pay any taxes imposed by the Hong Kong government or any administrative subdivision or taxing authority thereof or therein (“HK Taxes”) as a result of this Agreement, the Company will pay an additional amount to such Taxable Entity so that the full amount of such payments as agreed herein to be paid to such Taxable Entity is received by such Taxable Entity and will further, if requested by such Taxable Entity, use commercially reasonable efforts to give such assistance as such Taxable Entity may reasonably request to assist such Taxable Entity in discharging its obligations in respect of such HK Taxes, including by making filings and submissions on such basis and such terms as such Taxable Entity may reasonably request, promptly making available to such Taxable Entity notices received from any Hong Kong governmental authority and, subject to the receipt of funds from such Taxable Entity, by making payment of such funds on behalf of such Taxable Entity to the relevant Hong Kong government authority in settlement of such HK Taxes. In the event the Company must pay any such HK Taxes to a relevant taxing authority, the Company shall forward to such Taxable Entity an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed to the parties and confirmed and shall be deemed given when so delivered and confirmed or if mailed or sent via email and confirmed, two (2) days after such mailing:

If to the Underwriters:

Craft Capital Management LLC

377 Oak Street, Lower Concourse

Garden City, NY 11530

Attn: Stephen Kiront, Chief Operating Officer

Email:

And

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90067

Attn: Investment Banking

Email:

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attn: David E. Danovitch, Esq.

Email:

If to the Company:

XUHANG HOLDINGS LIMITED

Building 2, Shangtanghe 198 Cultural and Creative Park, 198 Shenban Road

Gongshu District, Hangzhou City, Zhejiang Province

The People’s Republic of China, 310000

Attn: Tianhang Xiao, CEO

Email:

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Ying Li, Esq.

Email:

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

SECTION 16. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the Offering, except for those specific provisions of the Engagement Letter by and among the Company, WestPark Capital, Inc. and R.F. Lafferty & Co., Inc., dated as of August 13, 2024 and the joinder agreement by and between the Company and Craft Capital Management LLC, dated September [12], 2024 (together, the “Engagement Letter”) that are not related to the Offering, each of which provisions shall remain in full force and effect for the term of the Engagement Letter. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offered Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Offered Securities from the Underwriters merely because of such purchase.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours

XUHANG HOLDINGS LIMITED

By:
Tianhang Xiao
Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

CRAFT CAPITAL MANAGEMENT LLC

By:

WESTPARK CAPITAL, INC.

By:
Richard Rappaport
Chief Executive Officer

SCHEDULE A

Underwriter	Number of Firm Shares		Number of Additional Shares
Craft Capital Management LLC.	[	•]	[	•]
WestPark Capital, Inc.	[	•]	[	•]
R. F. Lafferty & Co., Inc.
Total	[	•]	[	•]

SCHEDULE B

Issuer Free Writing Prospectus(es)

The free writing prospectus (File No. 333-271029) filed with the Commission on March 15, 2024.

SCHEDULE C

Pricing Information

Number of Firm Shares:

Number of Additional Shares:

Public Offering Price per Ordinary Share: $

Underwriting Discount per Ordinary Share: $

Non-Accountable Expense Allowance per Ordinary Share: $

Proceeds to Company per Ordinary Share (before expenses): $

SCHEDULE D

Lock-Up Parties

Directors & Officers

1.	Tianhang Xiao

2.	Lei Chen

3.	Yu Jiang

4.	Xiaowen Wang

5.	Wenbing Wang

6.	Bo Lyu

7.	Xiaoyi Wang

Security Holders

All shareholders as of the date of this agreement.

SCHEDULE E

Subsidiaries

Subsidiaries	Place of Incorporation
XUHANG LTD	British Virgin Islands

XUHANG (HK) LIMITED	Hong Kong

Huzhou Yinzhiya Network Technology Co., Ltd.	PRC

Wuhan Yinzhiya Network Technology Co., Ltd.	PRC

Hangzhou Xuhang Network Technology Co., Ltd.	PRC

Horgos Xumi Network Technology Co., Ltd.	PRC

Horgos Pinyue Network Technology Co., Ltd.	PRC

Hong Kong Lehui Network Technology Co., Ltd.	Hong Kong

Horgos Weizan Network Technology Co., Ltd.	PRC

Hangzhou Xingkong Internet Culture Communication Co., Ltd.	PRC

Hangzhou Jinting Conference Co., Ltd.	PRC

Jiangxi Ku’o Technology Co., Ltd.	PRC

Jiangsu Xuhang New Economy Technology Co., Ltd.	PRC

Qingdao Xuhang Digital New Economy Technology Co., Ltd.	PRC

Shanghai Xumi Digital Technology Co., Ltd.	PRC

Xiamen Xuhang Digital Technology Co., Ltd.	PRC

Shanghai Pinzhang Network Technology Co., Ltd.	PRC

Qingdao Pinzhang Network Technology Co., Ltd.	PRC

Hangzhou Pusheng Network Technology Co., Ltd.	PRC

Hangzhou Ruirong Network Technology Co., Ltd.	PRC

Hangzhou New Circle Network Technology Co., Ltd.	PRC

Xuhang Shuzhiyun Technology (Hangzhou) Co., Ltd.	PRC

Xuhang Digital (Henan) Technology Co., Ltd.	PRC

Hangzhou Xiqi Cultural Tourism Technology Co., Ltd.	PRC

Yunnan Xumi Digital Technology Co., Ltd.	PRC

Jiangxi Xuzhixing Technology Co., Ltd.	PRC

Hangzhou Youyou Culture and Tourism Technology Co., Ltd	PRC

Anhui Jiayuan Information Technology Co., Ltd.	PRC

Henan Xuhang Network Technology Co., Ltd.	PRC

Wenzhou Xumi Network Technology Co., Ltd.	PRC

Xumi (Fujian) Digital Technology Co., Ltd.	PRC

Wuhan Xuhang Digital Technology Co., Ltd.	PRC

Hubei Xuhang Shuzhi Culture Co., Ltd.	PRC

Beijing Hexian Lianjing Technology Co., Ltd.	PRC

Beijing Xuhangyi Visual Technology Co., Ltd.	PRC

Beijing Yunjia Lianjing Network Technology Co., Ltd.	PRC

Hangzhou Yongxu Lehang Digital Intelligence Technology Co., Ltd.	PRC

Hangzhou Xusheng Xinghang Network Technology Co., Ltd.	PRC

Zhongrun Xuhang (Fuzhou) E-commerce Industry Co., Ltd.	PRC

EXHIBIT A

Form of Lock-Up Agreement

(See Attached)

Form of Lock-Up Agreement

[•], 2024

Craft Capital Management LLC

377 Oak Street, Lower Concourse

Garden City, NY 11530

And

WestPark Capital, Inc.

1900 Avenue of the Stars, Suite 310

Los Angeles, CA 90067

Re: XUHANG HOLDINGS LIMITED — Initial Public Offering

Ladies and Gentlemen:

The undersigned, an officer, director, and/or holder of Ordinary Shares (the “Ordinary Shares”), or rights to acquire Ordinary Shares (the “Shares”) of XUHANG HOLDINGS LIMITED (the “Company”), understands that you are the representatives (the “Representatives”) of several underwriters (collectively, the “Underwriters”), named or to be named in the final form of Schedule A to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the initial public offering (the “Public Offering”) of securities of the Company (the “Securities”) pursuant to a registration statement filed (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Undersigned hereby agrees, for the benefit of the Company, the Representatives and the other Underwriters that, without the prior written consent of the Representatives, the Undersigned will not, during the period commencing on the date of this Lock-up Agreement and continuing and including the date that is six (6) months after the date of the Underwriting Agreement (the “Lock-Up Period”), unless otherwise provided herein, directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, any warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the Undersigned on the date of closing of the Public Offering or acquired by the Undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to (a) any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations), vesting or settlement, as applicable, by the Undersigned of options or warrants to purchase Shares or other equity awards pursuant to any share incentive or award plan or share purchase plan of the Company; provided that any Shares received by the Undersigned upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Shares (a “Trading Plan”); provided that (i) the Trading Plan shall not provide for or permit any Transfers, sales or other dispositions of Shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (c) any Transfer of Shares acquired in open market transactions following the closing of the Public Offering, provided the Transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (d) the Transfer of the Undersigned’s Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to the Company in connection with the termination of the Undersigned’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Undersigned ceases to provide services to the Company, and after such 45th day, if the Undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Lock-Up Period, the Undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the Undersigned’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), (e) the conversion of the outstanding securities into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on Transfer set forth in this Lock-Up Agreement, or (f) the Transfer of Shares or any security convertible into or exercisable or exchangeable for Shares pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Ordinary Shares involving a change of control (as defined below), provided that all of the Undersigned’s Relevant Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein. For purposes of this Lock-Up Agreement, “change of control” means any bona fide third-party tender offer, merger, consolidation, or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of affiliated persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting shares of the Company (or the surviving entity).

In addition, the Undersigned further agrees that, except for the Registration Statement or any registration statement on Form S-8, during the Lock-Up Period, the Undersigned will not, without the prior written consent of the Representatives: (a) file or participate in the filing with the SEC any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure documents, in each case with respect to any proposed offering or sale of a Relevant Security beneficially owned by the Undersigned, or (b) exercise any rights the Undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security beneficially owned by the Undersigned.

In furtherance of the Undersigned’s obligations hereunder, the Undersigned hereby authorizes the Company during the Lock-Up Period to cause the transfer agent for the Relevant Securities to decline to Transfer, and to note stop transfer restrictions on the register of members and other records relating to, Relevant Securities for which the Undersigned is the record owner and the Transfer of which would be a violation of this Lock-Up Agreement and, in the case of the Relevant Securities for which the Undersigned is the beneficial owner but not the record owner, the Undersigned agrees that, during the Lock-Up Period, it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer and to note stop transfer restrictions on the register of members and other records relating to such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing or anything contained herein to the contrary, the Undersigned may Transfer the Undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts;

(ii)

to any immediate family member of the Undersigned, or to any trust, partnership, limited liability company, or other legal entity commonly used for estate planning purposes which are established for the direct or indirect benefit of the Undersigned or a member or members of the immediate family of the Undersigned;

(iii)

if the Undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust, or other business entity that is a direct or indirect Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Undersigned, (2) to partners, limited liability company members, shareholders or stockholders of the Undersigned or holders of similar equity interests in the Undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the Undersigned or any other change of control of the Undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement;

(iv)	if the Undersigned is a trust, to the trustee or beneficiary of such trust or to the estate of a beneficiary of such trust;

(v)	by testate or intestate succession;

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(vii)	pursuant to the Underwriting Agreement; or

(viii)

to the withholder of Shares by, or surrender of Shares to, the Company pursuant to a “net” or “cashless” exercise or settlement feature to cover taxes due upon or the consideration required in connection with the exercise of securities issued under an equity incentive plan or share purchase plan of the Company;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than the first cousin.

If the Undersigned is an officer or director of the Company, (i) the Representatives agree that at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a Transfer of Shares, the Representatives will notify the Company of the impending release or waiver substantially in the form of Exhibit A hereto and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release substantially in the form of Exhibit B hereto through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The Undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

The Undersigned hereby represents and warrants that the Undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the Undersigned is not a natural person) and constitutes the legal, valid, and binding obligation of the Undersigned, enforceable in accordance with its terms. Upon request, the Undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the Undersigned shall be binding upon the successors and assigns of the Undersigned from the date of this Lock-Up Agreement.

This Agreement shall be delivered to the Representatives prior to the execution of the Underwriting Agreement and shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of Ordinary Shares, (3) the withdrawal of the Registration Statement or (4) the termination of the Offering prior to the sale of Ordinary Shares.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[Signature page follows]

Very truly yours,
Signature:
Name (printed):
Title (if applicable):
Entity (if applicable):

[Signature page to Lock-Up Agreement]

EXHIBIT A

FORM OF WAIVER OF LOCK-UP

 , 2024

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by XUHANG HOLDINGS LIMITED (the “Company”) of its ordinary shares (the “Ordinary Shares”), and the lock-up agreement dated    , 2024 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated    , 2024, with respect to [•] Ordinary Shares (the “Shares”).

The undersigned hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective    , 2024; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two (2) business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours, Acting severally on behalf of themselves and the several Underwriters named in Schedule 1 hereto [•]

By:
Name:
Title:

cc: XUHANG HOLDINGS LIMITED

Exhibit A

EXHIBIT B

FORM OF PRESS RELEASE

XUHANG HOLDINGS LIMITED

[Date]

XUHANG HOLDINGS LIMITED (the “Company”) today announced that Craft Capital Management LLC and WestPark Capital, Inc., the representatives of the several underwriters in the Company’s initial public offering of [•] ordinary shares is [waiving][releasing] a lock-up restriction with respect to [•] ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on    , 2024, and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B